Exhibit 4.1

Specimen Common Stock Certificate


Not Valid Unless Countersigned by Transfer Agent
Incorporated under the Laws of the State of Nevada

Certificate No.                                   Number of Shares


                                             CUSIP No.

                   ANTICLINE URANIUM, INC.
         Authorized stock 50,000,000 Common Shares
               Par Value Per Share $0.001

      This certifies that _____________ is the registered owner of ____________ shares of ANTICLINE URANIUM, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed.

DATED


_______________________________               _______________________________
Terry Pantelakis, Secretary        [SEAL]     John Michael Coombs, President


Transfer Agent and Registrar:                Countersigned and Registered

ATLAS STOCK TRANSFER CORPORATION
5899 South State Street
Salt Lake City, Utah 84107                   Authorized signature